Exhibit 99.1

Finish Line Reports Third Quarter Fiscal Year 2018 Results

INDIANAPOLIS, December 21, 2017 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended November 25, 2017.

For the thirteen weeks ended November 25, 2017:

●	Consolidated net sales were $378.5 million, an increase of 1.8% over the prior year period.

●	Finish Line comparable store sales increased 0.8%.

●	Finish Line Macy’s sales increased 2.3%.

●	On a GAAP basis, diluted earnings per share from continuing operations were ($0.32).

●	Non-GAAP diluted earnings per share from continuing operations, which primarily excludes the impact from store impairment charges, were ($0.26).

“We finished the third quarter ahead of expectations despite a highly promotional environment for athletic footwear,” said Sam Sato, Chief Executive Officer of Finish Line. “The growth initiatives that we’ve put in place are driving increased traffic to our brand and helping increase conversion. While we responded to certain pricing actions in the marketplace to be competitive, we delivered gross margin in line with forecasts, and remained highly disciplined in managing expenses and inventories. Looking ahead, we continue to be cautious in the near-term, but I am confident that the work we are doing to position the company for long-term growth and enhanced profitability is gaining traction.”

Balance Sheet

As of November 25, 2017, consolidated merchandise inventories decreased 2.3% to $392.1 million compared to $401.5 million as of November 26, 2016.

As of November 25, 2017, the company had no interest-bearing debt and $77.2 million in cash and cash equivalents.

Outlook

The company’s outlook is Finish Line comparable sales to decrease 2% to 3% and adjusted earnings per share to be in the range of $0.59 to $0.67 for the 53-week fiscal year ending March 3, 2018 due to the third quarter out-performance, versus the previous guidance range of $0.50 to $0.60, and compared with adjusted earnings per share of $1.06 for the fiscal year ended February 25, 2017, which was a 52-week year. The company estimates that the additional week will contribute approximately $0.06 per share to fourth quarter and full year fiscal 2018 results.

For the fourth quarter ending March 3, 2018, a 14-week quarter, the company still expects Finish Line comparable sales to decrease 3% to 5% and adjusted earnings per share to be in the range of $0.50 to $0.58 inclusive of the $0.06 per share contribution from the extra week, compared with earnings per share of $0.50 for the fourth quarter ended February 25, 2017, a 13-week quarter.

Q3 Fiscal 2018 Conference Call Today, December 21, 2017 at 8:30 a.m.

The company will host a conference call for investors today, December 21, 2017, at 8:30 a.m. Eastern. To participate in the live conference call, dial 877-407-0792 (US and Canada) or 201-689-8263 (International), conference ID #13674385. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 844-512-2921, conference ID #13674385. This recording will be made available through Sunday, January 21, 2017. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including selling, general, and administrative expenses, operating (loss) income, income tax (benefit) expense, net (loss) income from continuing operations, and diluted (loss) earnings per share from continuing operations, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer that carries the latest and greatest shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line runs approximately 950 branded locations in U.S. malls and shops inside Macy’s department stores. Finish Line employs more than 14,000 associates who connect customers to sneaker culture through style and sport. Shop online at www.finishline.com or get access to everything on the Finish Line app. Also keep track of what’s fresh by following Finish Line on Instagram, Snapchat, and Twitter.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; the potential impact of legal or regulatory changes, including the potential impact of pending tax reform legislation; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 25, 2017	November 26, 2016	November 25, 2017	November 26, 2016
Net sales	$378,533	$371,741	$1,277,657	$1,286,941
Cost of sales (including occupancy costs)	281,117	272,377	922,482	900,691
Gross profit	97,416	99,364	355,175	386,250
Selling, general, and administrative expenses	114,703	118,133	348,887	352,193
Impairment charges and store closing costs	4,286	—	8,779	182
Operating (loss) income	(21,573)	(18,769)	(2,491)	33,875
Interest income (expense), net	7	(152)	17	(178)
(Loss) income from continuing operations before income taxes	(21,566)	(18,921)	(2,474)	33,697
Income tax (benefit) expense	(8,625)	(8,332)	(877)	10,841
Net (loss) income from continuing operations	(12,941)	(10,589)	(1,597)	22,856
Net income (loss) from discontinued operations, net of tax	27	(29,849)	(334)	(31,593)
Net loss	$(12,914)	$(40,438)	$(1,931)	$(8,737)
Diluted (loss) earnings per share:
Continuing operations	(0.32)	(0.26)	(0.04)	0.54
Discontinued operations	—	(0.74)	(0.01)	(0.75)
Diluted loss per share	(0.32)	(1.00)	(0.05)	(0.21)
Diluted weighted average shares	40,313	40,511	40,262	41,234
Dividends declared per share	$0.11	$0.10	$0.33	$0.30

Finish Line store activity for the period:
Beginning of period	569	585	573	591
Opened	2	1	2	6
Closed	(5)	(6)	(9)	(17)
End of period	566	580	566	580
Square feet at end of period			3,162,391	3,224,813
Average square feet per store			5,587	5,560
Branded shops within department stores activity for the period:
Beginning of period	378	391	374	392
Opened	—	1	4	1
Closed	—	—	—	(1)
End of period	378	392	378	392
Square feet at end of period			540,404	539,923
Average square feet per shop			1,430	1,377

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 25, 2017	November 26, 2016	November 25, 2017	November 26, 2016
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	74.3	73.3	72.2	70.0
Gross profit	25.7	26.7	27.8	30.0
Selling, general, and administrative expenses	30.3	31.7	27.3	27.4
Impairment charges and store closing costs	1.1	—	0.7	—
Operating (loss) income	(5.7)	(5.0)	(0.2)	2.6
Interest income (expense), net	—	(0.1)	—	—
(Loss) income from continuing operations before income taxes	(5.7)	(5.1)	(0.2)	2.6
Income tax (benefit) expense	(2.3)	(2.3)	(0.1)	0.8
Net (loss) income from continuing operations	(3.4)	(2.8)	(0.1)	1.8
Net income (loss) from discontinued operations, net of tax	—	(8.1)	(0.1)	(2.5)
Net loss	(3.4)%	(10.9)%	(0.2)%	(0.7)%

	Condensed Consolidated Balance Sheets
	November 25, 2017	November 26, 2016	February 25, 2017
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$77,194	$33,297	$90,856
Merchandise inventories, net	392,099	401,528	331,146
Other current assets	42,046	47,689	69,408
Assets held for sale	—	31,935	—
Property and equipment, net	150,942	166,655	157,594
Intangible assets, net	84,266	91,658	90,303
Other assets, net	5,191	8,874	7,161
Total assets	$751,738	$781,636	$746,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$243,233	$230,237	$221,971
Revolving Credit Facility	—	17,000	—
Liabilities held for sale	—	15,344	—
Deferred credits from landlords	34,631	32,401	32,133
Other long-term liabilities	36,499	20,986	40,866
Shareholders’ equity	437,375	465,668	451,498
Total liabilities and shareholders’ equity	$751,738	$781,636	$746,468

Reconciliation of Selling, General, and Administrative Expenses, GAAP to Selling, General, and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 25, 2017		November 26, 2016		November 25, 2017		November 26, 2016
Selling, general, and administrative expenses, GAAP	$114,703	30.3%	$118,133	31.7%	$348,887	27.3%	$352,193	27.4%
Employee severance, retirement, and other costs	—	—	(2,132)	(0.5)	(338)	—	(2,132)	(0.2)
Selling, general, and administrative expenses, Non-GAAP	$114,703	30.3%	$116,001	31.2%	$348,549	27.3%	$350,061	27.2%

Reconciliation of Operating (Loss) Income, GAAP to Operating (Loss) Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 25, 2017		November 26, 2016		November 25, 2017		November 26, 2016
Operating (loss) income, GAAP	$(21,573)	(5.7)%	$(18,769)	(5.0)%	$(2,491)	(0.2)%	$33,875	2.6%
Employee severance, retirement, and other costs	—	—	2,132	0.5	338	—	2,132	0.2
Impairment charges and store closing costs	4,286	1.1	—	—	8,779	0.7	182	—
Operating (loss) income, Non-GAAP	$(17,287)	(4.6)%	$(16,637)	(4.5)%	$6,626	0.5%	$36,189	2.8%

Reconciliation of Income Tax (Benefit) Expense, GAAP to Income Tax (Benefit) Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 25, 2017		November 26, 2016		November 25, 2017		November 26, 2016
Income tax (benefit) expense, GAAP	$(8,625)	(2.3)%	$(8,332)	(2.3)%	$(877)	(0.1)%	$10,841	0.8%
Tax effect of:
Employee severance, retirement, and other costs*	—	—	1,453	0.4	130	—	1,453	0.2
Impairment charges and store closing costs*	1,653	0.4	—	—	3,379	0.3	70	—
Income tax (benefit) expense, Non-GAAP	$(6,972)	(1.9)%	$(6,879)	(1.9)%	$2,632	0.2%	$12,364	1.0%
* Tax rate used within is 38.5%

Reconciliation of Net (Loss) Income From Continuing Operations, GAAP to
Net (Loss) Income From Continuing Operations, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	November 25, 2017		November 26, 2016		November 25, 2017		November 26, 2016
Net (loss) income from continuing operations, GAAP	$(12,941)	(3.4)%	$(10,589)	(2.8)%	$(1,597)	(0.1)%	$22,856	1.8%
Employee severance, retirement, and other costs, net of income taxes	—	—	679	0.1	208	—	679	—
Impairment charges and store closing costs, net of income taxes	2,633	0.7	—	—	5,400	0.4	112	—
Net (loss) income from continuing operations, Non-GAAP	$(10,308)	(2.7)%	$(9,910)	(2.7)%	$4,011	0.3%	$23,647	1.8%

Reconciliation of Diluted (Loss) Earnings Per Share From Continuing Operations, GAAP to
Diluted (Loss) Earnings Per Share From Continuing Operations, Non-GAAP (Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 25, 2017	November 26, 2016	November 25, 2017	November 26, 2016
Diluted (loss) earnings per share from continuing operations, GAAP	$(0.32)	$(0.26)	$(0.04)	$0.54
Employee severance, retirement, and other costs, net of income taxes	—	0.02	—	0.02
Impairment charges and store closing costs, net of income taxes	0.06	—	0.14	—
Diluted (loss) earnings per share from continuing operations, Non-GAAP	$(0.26)	$(0.24)	$0.10	$0.56
Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914